Exhibit 99.1

Overseas Shipholding Group, Inc.

PRESS RELEASE

OSG Announces Key Appointments to International Seaways Management Team

Names Lois Zabrocky Chief Executive Officer and Jeffrey Pribor Chief Financial Officer

Announces International Seaways Board of Directors

New York, NY – November 9, 2016 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), as previously announced, is pursuing a spin-off of its international business and announced today key executive appointments for what will be an industry-leading international crude and product tanker company, International Seaways, Inc., once the transaction is complete.

Following the spin-off, Lois K. Zabrocky will become president and chief executive officer of International Seaways, while Jeffrey D. Pribor will join International Seaways as chief financial officer. Mr. Pribor will report to Ms. Zabrocky.

“Lois is a talented executive who has been with OSG almost 25 years,” said Captain Ian T. Blackley, OSG’s president and CEO. “I have worked closely with Lois for many years, and I am confident in her ability to lead International Seaways forward. As President of OSG’s International Flag Strategic Business Unit, Lois has had P&L responsibility and played a major part in its strategic decision making. We are confident that she is the ideal executive to lead International Seaways as it embarks on an exciting new chapter.”

“It is an honor and privilege to lead International Seaways as it begins its journey as an independent public company,” said Zabrocky. “I am delighted to be part of such an incredible team with a long history of providing safe, efficient and reliable transportation to our customers. With this as our platform, we are well positioned for continued success and I am committed to working with our Board and employees to maximize revenue, drive down costs and capture growth opportunities as we provide the highest quality service to our customers and deliver value for our shareholders.”

Zabrocky continued, “We are pleased to welcome Jeff as the chief financial officer of International Seaways. Jeff’s extensive operational and financial management experience as CFO for a leading shipping company coupled with his wealth of maritime banking experience will complement and enhance our management strengths and capabilities. We are fortunate to have such a seasoned executive in this important role as we continue to drive International Seaways’ global business.”

As chief financial officer of International Seaways, Inc., Mr. Pribor will be responsible for directing and supervising all of the financial functions of International Seaways. This includes accounting, financial planning and analysis, tax, treasury and investor relations.

“This is an exciting time to be joining International Seaways, a financially strong company with both a rich history and a compelling future,” Pribor said. “I look forward to working with Lois and the entire International Seaways team to advance the company’s strategy and drive shareholder value.”

Completing the senior leadership team of International Seaways is James D. Small III who will become chief administrative officer, secretary and general counsel following the spin-off, and reporting to Ms. Zabrocky. Mr. Small joined OSG in March 2015 after almost 20 years with Cleary Gottlieb advising on transactional and governance matters.

“James has provided invaluable counsel to the organization and has been a driving force behind numerous corporate initiatives at OSG,” said Zabrocky. “He will be a critical part in helping to drive the future success of International Seaways.”

Upon separation, International Seaways will own and operate one of the largest fleets of international crude and product tankers worldwide. At September 30, 2016, International Seaways owned or operated a fleet of 55 vessels with a combined capacity of approximately 6.5 million deadweight tons and 864,800 cubic meters. International Seaways’ operating fleet comprises one ULCC, eight VLCCs, eight Aframaxes/LR2s, 12 Panamaxes/LR1s and 20 MR tankers. Through joint venture partnerships, International Seaways has ownership interests in four liquefied natural gas carriers and two floating storage and offloading service vessels.

1

Overseas Shipholding Group, Inc.

PRESS RELEASE

Lois K. Zabrocky Details

Ms. Zabrocky joined OSG in 1992. She served as Senior Vice President of OSG from June 2008 through August 2014 until her appointment as Co-President and Head of the International Flag Strategic Business Unit. Ms. Zabrocky served as Chief Commercial Officer, International Flag Strategic Business Unit from May 2011 until her appointment as Head of International Flag Strategic Business Unit and as the Head of International Product Carrier and Gas Strategic Business Unit for five years prior to May 2011. She has significant shipping pool experience having helped build and manage the Aframax International pool. She started her career at sea on a chemical tanker for OMI.

Jeffrey D. Pribor Details

Mr. Pribor was Global Head of Maritime Investment Banking at Jefferies & Company, Inc. Previously, he was Executive Vice President and Chief Financial Officer of General Maritime Corporation, one of the world's leading tanker shipping companies, from September 2004 to February 2013. Prior to General Maritime, from 2002 to 2004, Mr. Pribor was Managing Director and President of DnB NOR Markets, Inc. From 2001 to 2002, Mr. Pribor was Managing Director and Group Head of Transportation Banking at ABN AMRO, Inc. From 1996 to 2001, Mr. Pribor was Managing Director and Sector Head of Transportation and Logistics investment banking for ING Barings.

Board of Directors Details

When International Seaways begins operations upon completion of the separation, its Board of Directors will comprise nine directors, including eight members of the current OSG Board. The eight are:

•	Douglas D. Wheat – Managing Partner of Wheat Investments, who will chair the International Seaways Board
•	Timothy J. Bernlohr – Founder and Managing Member of TJB Management Consulting, LLC
•	Ian T. Blackley – President and CEO of OSG
•	Joseph I. Kronsberg – Principal at Cyrus Capital Partners, L.P.
•	Ronald Steger – Retired Partner of KPMG
•	Chad L. Valerio – Prior Portfolio Manager at BlueMountain Capital Management, LLC
•	Ty E. Wallach – Partner at Paulson & Co. Inc.
•	Gregory A. Wright – Co-Founder and CFO of One Cypress Energy, LLC

The new International Seaways Director will be:

•	Randee Day – President and CEO of Day & Partners, LLC.

Ms. Day is President and CEO of Day & Partners, LLC, a maritime consulting and advisory group and a senior advisor to a full-service restructuring firm, Goldin Associates LLC. Prior to founding Day & Partners, LLC in 2011, Ms. Day served as interim CEO of DHT, Maritime, Inc. Previously, Ms. Day was Managing Director at the Seabury Group, a transportation advisory firm. She was the Division Head of JP Morgan’s shipping group in New York. Ms. Day has served on the board of numerous public companies, including TBS International Ltd., Ocean Rig ASA, DHT Maritime Inc., Eagle Bulk and Excel Maritime.

2

Overseas Shipholding Group, Inc.

PRESS RELEASE

About OSG

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. and International Flag markets. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in New York City, NY. More information is available at www.osg.com.

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Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s plans to issue dividends and make payments to securityholders, its prospects, including statements regarding trends in the tanker and articulated tug/barge markets, and possibilities of spin-offs or certain strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Company’s Annual Report for 2015 on Form 10-K under the caption “Risk Factors” and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Brian Tanner, Overseas Shipholding Group, Inc.

(212) 578-1645

btanner@osg.com